BILL OF SALE


      KNOW ALL PERSONS BY THESE PRESENTS, that TKO POWER, INC., a
California corporation with a principal place of business at North Bend, WA (the "Grantor"), in consideration of Thirty Five Thousand Dollars ($35,000) paid by RALPHS RANCHES, INC., a California corporation, with a principal place of business at P.O. Box 817, Fall River Mills, CA 96028 (the "Grantee"), the receipt whereof is hereby acknowledged, does hereby grant, sell, transfer and deliver unto the said Grantee, its successors and assigns, all of the personal property used in connection with the operation of a hydroelectric power generating facility located near Macdoel, Siskiyou County, Ca., including, without limitation, all of the goods and chattels listed on Schedule A attached hereto and made a part hereof.

      TO HAVE AND TO HOLD, all and singular the said goods and chattels to the said Grantee, its successors and assigns, to its and their own use and behoof forever.

      All goods and chattels delivered hereunder are sold "As Is" "Where Is", with warranty as to title only. Grantor does not in any way warrant the merchantability of such goods and chattels, or the fitness of such goods and chattels for any particular purpose.

      AND Grantor does hereby covenant with the said Grantee, it successors and assigns that Grantor is the lawful owner of said goods and chattels; that they are free from all incumbrances; that Grantor has good right to sell the same unto the said Grantee, to hold as aforesaid; and that Grantor and its successors and assigns shall and will warrant and defend the same to the said Grantee, its successors and assigns, against the lawful claims and demands of all persons.

      IN WITNESS WHEREOF, the said Grantor has caused this instrument to be executed by Donald P. Jarrett, its Vice President, thereunto duly authorized, this 13th day of June, 1997.

WITNESS:                                  TKO POWER, INC.

/s/ Shirley Kershaw                       By: /s/ Donald P. Jarrett
------------------------                     ----------------------------------
                                             Donald P. Jarrett, Vice President



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